EXHIBIT 99.1

Cornerstone OnDemand Announces First Quarter 2011 Financial Results

•	Record Q1 revenue of $15.7 million, a 63% year-over-year increase

•	Added 85 new clients in Q1, bringing the total to over 560

•	Bookings [1] grew 55% year-over-year

•	Generated $1.4 million in cash flow from operations and approximately $1.0 million in unlevered free cash flow[1] for the first quarter

SANTA MONICA, Calif., May 12, 2011 – Learning and talent management software provider Cornerstone OnDemand (NASDAQ: CSOD) today announced results for its first quarter ended March 31, 2011.

Total revenue for the first quarter of 2011 was $15.7 million, representing a 63% year-over-year increase over the first quarter of 2010.

Bookings1, which the company defines as quarterly revenue plus change in deferred revenue, was $14.3 million for the quarter, representing a 55% year-over-year increase.

During the first quarter of 2011, the Company generated approximately $1.4 million in cash flow from operations and approximately $1 million in unlevered free cash flow.1

“We feel very positive about the momentum of the business and our strong start to the year. Cornerstone ended the first quarter with more than 560 clients and over 5.2 million users, representing approximately 80% year-over-year growth of our client base. And our first quarter revenue and bookings growth places Cornerstone amongst the world’s fastest growing publicly-traded SaaS companies,” stated Adam Miller, President and CEO. “We continue to close and grow marquee accounts, earn recognition from industry analysts as one of the leaders in both learning and performance management, and gain further validation of our integrated product strategy as many of our competitors continue to consolidate.”

“In addition, we have further expanded our global distribution through a growing network of strategic alliances,” continued Miller. “Recently we have signed an OEM agreement with SunGard Higher Education for distribution to colleges and universities, a reseller agreement with Logica in Europe, and most notably, a global reseller agreement with our first HR outsourcing partner, one of the largest BPO and IT outsourcing companies in the world. The agreement includes the migration of several of their hosted clients to our state-of-the-art SaaS solution.”

Cash and cash equivalents at March 31, 2011 were $91.0 million.

Our loss from operations for the first quarter of 2011 was $4.6 million, as compared to a loss from operations of $2.2 million in the first quarter of 2010, reflecting our increased investments in scaling our operations.

In accordance with Generally Accepted Accounting Principles, or on a “GAAP” basis, net loss for the first quarter of 2011 was

$47.6 million, as compared to a net loss of $3.8 million for the first quarter of 2010. GAAP net loss for the first quarter of 2011 was primarily impacted by the charge for the change in fair value of our preferred stock warrants in the amount of $42.6 million.

Non-GAAP net loss1 for the first quarter of 2011 was $3.7 million, or $(0.26) per share, as compared to non-GAAP net loss of

$2.4 million, or $(0.28) per share, for the first quarter of 2010. Non-GAAP results exclude expenses related to stock-based compensation, changes in the fair value of preferred stock warrants, accretion related to preferred stock, and amortization of debt discount and issuance costs as well as fees related to the early retirement of debt.

[1]

Bookings, unlevered free cash flow, non-GAAP net loss and non-GAAP net loss per share are non-GAAP measures. Please see the discussion in the section “Non-GAAP Financial Measures” and in the reconciliations at the end of the release.

Quarterly Conference Call

Cornerstone OnDemand will host a conference call to discuss its first quarter 2011 results at 2:00 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://investors.cornerstoneondemand.com. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until 4:00 p.m. PT on May 19, 2011 at http://investors.cornerstoneondemand.com/events.cfm or via dial-in at (888) 357-3694 or (973) 890-8276. The passcode for the replays is: 6721-1761.

About Cornerstone OnDemand

Cornerstone OnDemand is a leading global provider of a comprehensive learning and talent management solution delivered as software-as-a-service (SaaS). We enable organizations to meet the challenges they face in empowering their people and maximizing the productivity of their human capital. Our solution consists of five integrated platforms for learning management, enterprise social networking, performance management, succession planning and extended enterprise. Our clients use our solution to develop employees throughout their careers, engage all employees effectively, improve business execution, cultivate future leaders and integrate with their external networks of customers, vendors and distributors. We currently empower more than 5.2 million users across 179 countries and in 25 languages.

Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand Inc.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Cornerstone OnDemand’s future financial performance, market growth, the demand for and benefits from the use of Cornerstone OnDemand’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press announcement. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solution; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; and other risk and uncertainties. Further information on potential factors that could affect actual results is included in Cornerstone OnDemand’s reports filed with the SEC including Form 424B3 as filed with the SEC on March 17, 2011.

Non-GAAP Financial Measures

Cornerstone OnDemand has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes bookings, unlevered free cash flow, non-GAAP net loss and non-GAAP net loss per share. Cornerstone OnDemand uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance. Cornerstone OnDemand believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Cornerstone OnDemand’s industry, many of which present similar non-GAAP financial measures to investors. Non-GAAP net loss and non-GAAP net loss per share exclude expenses related to stock-based compensation, changes in the fair value of preferred stock warrants, accretion related to preferred stock, amortization of debt discount and issuance costs and fees related to the early retirement of debt. These amounts are often difficult to predict and often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP financial measures that the Company uses may be different to measures that other companies may use. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Relations Contact:

Carolyn Bass

P: +1 (415) 445-3232

ir@csod.com

Press Contact:

Michelle Haworth

Cornerstone OnDemand, Inc.

P: +1 (310) 752-0178

mhaworth@csod.com

Cornerstone OnDemand, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

(unaudited)

	March 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$91,045	$7,067
Accounts receivable, net	15,132	20,876
Deferred commissions	2,635	2,330
Prepaid expenses and other current assets, net	3,157	1,869

Total current assets	111,969	32,142

Capitalized software development, net	2,979	2,662
Property and equipment, net	3,831	3,976
Deferred offering costs	—	2,888
Other assets, net	888	1,226

Total Assets	$119,667	$42,894

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Liabilities:
Accounts payable	$7,074	$4,554
Accrued expenses	4,879	6,556
Deferred revenue, current portion	31,215	32,745
Capital lease obligations, current portion	1,469	1,369
Debt, current portion	6	14
Other liabilities	619	760

Total current liabilities	45,262	45,998

Other liabilities, non-current	943	981
Deferred revenue, net of current portion	1,188	1,073
Capital lease obligation, net of current portion	1,580	1,523
Long-term debt, net of current portion	—	8,705
Preferred stock warrant liabilities	—	39,756

Total liabilities	48,973	98,036

Series A preferred stock	—	2,144
Series B preferred stock	—	3,250
Series C preferred stock	—	3,250
Series D preferred stock	—	22,122
Series E preferred stock	—	11,323

Stockholders’ Equity (Deficit)
Common stock	5	1
Additional paid-in capital	219,142	597
Accumulated deficit	(148,344)	(97,802)
Accumulated other comprehensive loss	(109)	(27)

Total stockholders’ equity (deficit)	70,694	(97,231)

Total Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)	$119,667	$42,894

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars and shares in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenue	$15,747	$9,670
Common stock warrant charge	—	—
Cost of revenue	4,579	3,064

Gross profit	11,168	6,606

Operating expenses:
Selling and marketing	9,845	6,366
Research and development	2,322	1,004
General and administrative	3,553	1,416

Total operating expenses	15,720	8,786

Loss from operations	(4,552)	(2,180)
Other income / (expense):
Interest income	—	1
Interest expense	(684)	(211)
Change in fair value of preferred stock warrant liabilities	(42,559)	(1,272)
Other, net	236	(125)

Other income (expense), net	(43,007)	(1,607)

Loss before provision for income taxes	(47,559)	(3,787)
Provision for income taxes	(34)	(30)

Net loss	$(47,593)	$(3,817)
Accretion of redeemable preferred stock	(5,208)	(764)

Net loss attributable to common stockholders	$(52,801)	$(4,581)

Net loss per share attributable to common stockholders, basic and diluted	$(3.65)	$(0.54)

Weighted-average common shares outstanding, basic and diluted	14,453	8,526

Cornerstone OnDemand, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(dollars in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(47,593)	$(3,817)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	823	543
Non-cash interest expense	387	45
Change in fair value of preferred stock warrant liabilities	42,559	1,272
Stock-based compensation expense	805	95
Non-cash charitable contribution of common stock	193	—
Changes in operating assets and liabilities:
Accounts receivable	5,744	4,603
Deferred commissions	(305)	(480)
Prepaid expenses and other assets	(1,077)	(486)
Accounts payable	1,474	671
Accrued expenses	(10)	(820)
Deferred revenue	(1,415)	(433)
Other liabilities	(194)	346

Net cash provided by operating activities	1,391	1,539

Cash flows from investing activities:
Purchases of property and equipment	(64)	(288)
Capitalized software development costs	(663)	(354)
Purchases of intangible assets	—	(10)

Net cash used in investing activities	(727)	(652)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	90,539	—
Proceeds from issuance of preferred stock upon warrant exercises	3,163	—
Proceeds from common stock warrant exercises	159	—
Payments of initial public offering costs	(1,256)	—
Repayment of debt	(9,072)	(506)
Principal payments under capital lease obligations	(398)	(272)
Proceeds from stock option exercises	179	8

Net cash provided by (used in) financing activities	83,314	(770)

Net increase in cash and cash equivalents	83,978	117
Cash and cash equivalents at beginning of period	7,067	8,061

Cash and cash equivalents at end of period	$91,045	$8,178

Supplemental cash flow information
Cash paid for interest	$325	$180

Cornerstone OnDemand, Inc.

RECONCILIATION OF NET LOSS TO NON-GAAP NET LOSS PER SHARE

(dollars and shares in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Net loss [1]	(47,593)	(3,817)
Adjustments to net loss
Change in fair value of preferred stock warrant liabilities	42,559	1,272
Stock-based compensation	805	95
Amortization of debt discount and issuance costs	453	44
Early debt retirement expense	54	—

Total adjustments to net loss	43,871	1,411

Non-GAAP net loss	(3,722)	(2,406)

Weighted-average common shares outstanding, basic and diluted [2]	14,453	8,526

Non-GAAP net loss per share	$(0.26)	$(0.28)

[1]	Net loss excludes the accretion of redeemable preferred stock of $5.2 million and $0.8 million for the three months ended March 31, 2011 and 2010, respectively.
[2]

The weighted-average common shares reflect the actual conversion of our preferred stock to common stock upon our initial public offering and the issuance of shares in the initial public offering in March 2011.

Cornerstone OnDemand, Inc.

CALCULATION OF BOOKINGS (DEFINED AS REVENUE PLUS CHANGE IN DEFERRED REVENUE)

(dollars in thousands)

(unaudited)

	Deferred Revenue Balance	Three Months Ended March 31, 2011
Revenue		$15,747
Deferred revenue at December 31, 2010	$33,818
Deferred revenue at March 31, 2011	32,403

Decrease	(1,415)	(1,415)

Bookings		$14,332

	Deferred Revenue Balance	Three Months Ended March 31, 2010
Revenue		$9,670
Deferred revenue at December 31, 2009	$19,507
Deferred revenue at March 31, 2010	19,074

Decrease	(433)	(433)

Bookings		$9,237

Cornerstone OnDemand, Inc.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO UNLEVERED FREE CASH FLOW

(dollars in thousands)

(unaudited)

	Three Months Ended March 31,
	2011	2010
Net cash provided by operating activities	$1,391	$1,539
Less:
Purchases of property and equipment	(64)	(288)
Capitalized software development costs	(663)	(354)
Add:
Cash paid for interest	325	180

Unlevered free cash flow	$989	$1,077

Net cash used in investing activities [1]	$(727)	$(652)

Net cash provided by (used in) financing activities	$83,314	$(770)

[1]	Includes purchases of property and equipment and capitalized software development costs.